2



                                  SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. __)



Filed by the Registrant    [X]

Filed by Party other than the Registrant    [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[ X]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                               CEL-SCI CORPORATION
                (Name of Registrant as Specified In Its Charter)

                    William T. Hart - Attorney for Registrant
             --------- -------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[ ]  $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3)

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

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    2) Aggregate number of securities to which transaction applies:

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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

    4) Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

         ----------------------------------------------------------------

    2) Form, Schedule or Registration No.:

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    3) Filing Party:

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    4) Date Filed:

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


                               CEL-SCI CORPORATION
                                8229 Boone Blvd.
                                    Suite 802
                             Vienna, Virginia 22l82
                                 (703) 506-9460

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 21, 2005
To the Shareholders:

      Notice is hereby given that the annual meeting of the shareholders of CEL-SCI Corporation ("CEL-SCI") will be held at 4820-C Seton Drive, Baltimore, Maryland 21215 on April 21, 2005, at 11:00 A.M., for the following purposes:

    (1) to elect the directors who shall constitute CEL-SCI's Board of Directors for the ensuing year;

    (2) to approve the adoption of CEL-SCI's 2005 Incentive Stock Option Plan which provides that up to 1,000,000 shares of common stock may be issued upon the exercise of options granted pursuant to the Incentive Stock Option Plan;

    (3) to approve the adoption of CEL-SCI's 2005 Non-Qualified Stock Option Plan which provides that up to 1,000,000 shares of common stock may be issued upon the exercise of options granted pursuant to the Non-Qualified Stock Option Plan;

    (4) to approve the adoption of CEL-SCI's 2005 Stock Bonus Plan which provides that up to 1,000,000 shares of common stock may be issued to persons granted stock bonuses pursuant to the Stock Bonus Plan;

    (5) to approve an amendment to CEL-SCI's Stock Compensation Plan to provide for the issuance of up to 500,000 additional restricted shares of common stock to CEL-SCI's directors, officers, employees and consultants for services provided to the Company;

      to transact such other business as may properly come before the meeting.

      March 15, 2005 is the record date for the determination of shareholders entitled to notice of and to vote at such meeting. Shareholders are entitled to one vote for each share held. As of March 15, 2005, there were 72,302,898 issued and outstanding shares of CEL-SCI's common stock.

                                          CEL-SCI CORPORATION

March  24, 2005                           By:  Geert R. Kersten
                                               -------------------------------
                                                 Chief Executive Officer

            PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD,
                    AND SIGN, DATE AND RETURN THE PROXY CARD.

                    TO SAVE THE COST OF FURTHER SOLICITATION,
                      PLEASE MAIL YOUR PROXY CARD PROMPTLY

                               CEL-SCI CORPORATION
                                8229 Boone Blvd.
                                    Suite 802
                             Vienna, Virginia 22l82
                                 (703) 506-9460

                                 PROXY STATEMENT


The accompanying proxy is solicited by CEL-SCI's directors for voting at the annual meeting of shareholders to be held on April 21, 2005, and at any and all adjournments of such meeting. If the proxy is executed and returned, it will be voted at the meeting in accordance with any instructions, and if no specification is made, the proxy will be voted for the proposals set forth in the accompanying notice of the annual meeting of shareholders. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to CEL-SCI at the address set forth above or in person at the time of the meeting. Additionally, any later dated proxy will revoke a previous proxy from the same shareholder. This proxy statement was mailed to shareholders of record on or about March 22, 2005.

    There is one class of capital stock outstanding. Provided a quorum consisting of one-third of the shares entitled to vote is present at the meeting, the affirmative vote of a majority of the shares of common stock voting in person or represented by proxy is required to elect directors. Cumulative voting in the election of directors is not permitted. The adoption of any other proposals to come before the meeting will require the approval of a majority of votes cast at the meeting.

    Shares of CEL-SCI's common stock represented by properly executed proxies that reflect abstentions or "broker non-votes" will be counted as present for purposes of determining the presence of a quorum at the annual meeting. "Broker non-votes" represent shares held by brokerage firms in "street-name" with respect to which the broker has not received instructions from the customer or otherwise does not have discretionary voting authority. Abstentions and broker non-votes will not be counted as having voted against the proposals to be considered at the meeting.

PRINCIPAL SHAREHOLDERS

    The following table sets forth, as of March 15, 2005, information with respect to the shareholdings of (i) each person owning beneficially 5% or more of CEL-SCI's common stock (ii) each officer who received compensation in excess of $100,000 during CEL-SCI's most recent fiscal year and (iii) all officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over his shares of common stock.

                                    Number of                 Percent of
Name and Address                    Shares (1)                 Class (3)
----------------                    ----------                 ----------

Maximilian de Clara                 1,630,959                    2.2%
Bergstrasse 79
6078 Lungern,
Obwalden, Switzerland

Geert R. Kersten                    5,341,324                    7.1%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Patricia B. Prichep                 1,375,736                    1.9%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Eyal Talor, Ph.D.                   1,006,734                    1.4%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Daniel H. Zimmerman, Ph.D.          1,027,035                    1.4%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

John Cipriano                          44,804                    0.1%
8229 Boone Blvd, Suite 802
Vienna, VA  22182

Alexander G. Esterhazy                173,334                    0.2%
20 Chemin du Pre-Poiset
CH- 1253 Vandoeuvres
Geneve, Switzerland

C. Richard Kinsolving , Ph.D.         309,091                    0.4%
P.O. Box 20193
Bradenton, FL 34204-0193

Peter R. Young , Ph.D.                 94,602                    0.1%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

All Officers and Directors         11,003,619                   14.0%
as a Group (8 persons)

*    Less than 1%

(1) Includes shares issuable prior to May 31, 2005 upon the exercise of options or warrants granted to the following persons:

                                                Options or Warrants Exercisable
            Name                                      Prior to May 31, 2005
            ----                                -------------------------------

        Maximilian de Clara                                     923,332
        Geert R. Kersten                                      2,788,000
        Patricia B. Prichep                                     869,667
        Eyal Talor, Ph.D.                                       596,610
        Daniel H. Zimmerman, Ph.D.                              594,334
        John Cipriano                                            33,334
        Alexander G. Esterhazy                                  173,334
        C. Richard Kinsolving, Ph.D.                            240,001
        Peter R. Young, Ph.D.                                    80,001

(2) Amount includes shares held in trust for the benefit of Mr. Kersten's minor children. Geert R. Kersten is the stepson of Maximilian de Clara.

(3) Amount includes shares referred to in (1) above but excludes shares which may be issued upon the exercise or conversion of other options, warrants and other convertible securities previously issued by CEL-SCI.

ELECTION OF DIRECTORS

    Unless the proxy contains contrary instructions, it is intended that the proxies will be voted for the election of the current directors listed below to serve as members of the board of directors until the next annual meeting of shareholders and until their successors shall be elected and shall qualify.

    All current directors have consented to stand for re-election. In case any nominee shall be unable or shall fail to act as a director by virtue of an unexpected occurrence, the proxies may be voted for such other person or persons as shall be determined by the persons acting under the proxies in their discretion.

    Certain information concerning CEL-SCI's officers and directors follows:

Name                       Age   Position

Maximilian de Clara        75    Director and President
Geert R. Kersten, Esq.     46    Director, Chief Executive Officer and Treasurer
Patricia B. Prichep        53    Senior Vice President of Operations and
                                 Secretary
Dr. Eyal Talor             48    Senior Vice President of Research and
                                 Manufacturing
Dr. Daniel H. Zimmerman    63    Senior Vice
                                 President of Research, Cellular Immunology
John Cipriano              62    Senior Vice President of Regulatory Affairs

Alexander G. Esterhazy     60    Director
Dr. C. Richard Kinsolving  69    Director
Dr. Peter R. Young         59    Director

    Mr. Maximilian de Clara, by virtue of his position as an officer and director of CEL-SCI, may be deemed to be the "parent" and "founder" of the Company as those terms are defined under applicable rules and regulations of the Securities and Exchange Commission.

      The principal occupations of CEL-SCI's officers and directors, during the past several years, are as follows:

      Maximilian de Clara. Mr. de Clara has been a Director of CEL-SCI since its inception in March l983, and has been President of CEL-SCI since July l983. Prior to his affiliation with CEL-SCI, and since at least l978, Mr. de Clara was involved in the management of his personal investments and personally funding research in the fields of biotechnology and biomedicine. Mr. de Clara attended the medical school of the University of Munich from l949 to l955, but left before he received a medical degree. During the summers of l954 and l955, he worked as a research assistant at the University of Istanbul in the field of cancer research. For his efforts and dedication to research and development in the fight against cancer and AIDS, Mr. de Clara was awarded the "Pour le Merit" honorary medal of the Austrian Military Order "Merito Navale" as well as the honor cross of the Austrian Albert Schweitzer Society.

     Geert R. Kersten, Esq. Mr. Kersten was Director of Corporate and Investment Relations for CEL-SCI between February 1987 and October 1987. In October of 1987, he was appointed Vice President of Operations. In December 1988, Mr. Kersten was appointed Director of the Company. Mr. Kersten also became CEL-SCI's Treasurer in 1989. In May 1992, Mr. Kersten was appointed Chief Operating
Officer and in February 1995, Mr. Kersten became CEL-SCI's Chief Executive Officer. In previous years, Mr. Kersten worked as a financial analyst with Source Capital, Ltd., an investment advising firm in McLean, Virginia. Mr. Kersten is a stepson of Maximilian de Clara, who is the President and a Director of CEL-SCI. Mr. Kersten attended George Washington University in Washington, D.C. where he earned a B.A. in Accounting and an M.B.A. with emphasis on International Finance. He also attended law school at American University in Washington, D.C. where he received a Juris Doctor degree.

     Patricia B. Prichep has been CEL-SCI's Senior Vice President of Operations since March 1994. Between December 1992 and March 1994, Ms. Prichep was CEL-SCI's Director of Operations. Ms. Prichep became CEL-SCI's Corporate
Secretary in May 2000. From June 1990 to December 1992, Ms. Prichep was the Manager of Quality and Productivity for the NASD's Management, Systems and Support Department. Between 1982 and 1990. Ms. Prichep was Vice President and Operations Manager for Source Capital, Ltd.

      Eyal Talor, Ph.D. has been CEL-SCI's Senior Vice President of Research and Manufacturing since March 1994. From October 1993 until March 1994, Dr. Talor was Director of Research, Manufacturing and Quality Control, as well as the Director of the Clinical Laboratory, for Chesapeake Biological Laboratories, Inc. From 1991 to 1993, Dr. Talor was a scientist with SRA Technologies, Inc., as well as the director of SRA's Flow Cytometry Laboratory (1991-1993) and Clinical Laboratory (1992-1993). During 1992 and 1993, Dr. Talor was also the Regulatory Affairs and Safety Officer For SRA. Since 1987, Dr. Talor has held various positions with the Johns Hopkins University, including course coordinator for the School of Continuing Studies (1989-Present), research associate and lecturer in the Department of Immunology and Infectious Diseases (1987-1991), and associate professor (1991-Present).

      Daniel H. Zimmerman, Ph.D. has been CEL-SCI's Senior Vice President of Cellular Immunology since January 1996. Dr. Zimmerman founded CELL-MED, Inc. and was its president from 1987-1995. From 1973 to 1987 Dr. Zimmerman served in various positions at Electronucleonics, Inc. including Scientist, Senior Scientist, Technical Director and Program Manager. From 1969-1973 Dr. Zimmerman was a Senior Staff Fellow at NIH.

      John Cipriano, has been CEL-SCI's Senior Vice President of Regulatory Affairs since March 2004. Mr. Cipriano brings to CEL-SCI over 30 years of experience in both biotech and pharmaceutical companies. In addition, he held positions at the United States Food and Drug Administration (FDA) as Deputy Director, Division of Biologics Investigational New Drugs, Office of Biologics Research and Review and was the Deputy Director, IND Branch, Division of Biologics Evaluation, Office of Biologics. Mr. Cipriano completed his B.S. in Pharmacy from the Massachusetts College of Pharmacy in Boston, Massachusetts and his M.S. in Pharmaceutical Chemistry from Purdue University in West Lafayette, Indiana.

      Alexander G. Esterhazy has been an independent financial advisor since November 1997. Between July 1991 and October 1997 Mr. Esterhazy was a senior partner of Corpofina S.A. Geneva, a firm engaged in mergers, acquisitions and portfolio management. Between January 1988 and July 1991 Mr. Esterhazy was a managing director of DG Bank in Switzerland. During this period Mr. Esterhazy was in charge of the Geneva, Switzerland branch of the DG Bank, founded and served as vice president of DG Finance (Paris) and was the President and Chief Executive officer of DG-Bourse, a securities brokerage firm.

      C. Richard Kinsolving, Ph.D. has been a Director of CEL-SCI since April 2001. Since February 1999 Dr. Kinsolving has been the Chief Executive Officer of BioPharmacon, a pharmaceutical development company. Between December 1992 and February 1999 Dr. Kinsolving was the President of Immuno-Rx, Inc., a company engaged in immuno-pharmaceutical development. Between December 1991 and September 1995 Dr. Kinsolving was President of Bestechnology, Inc. a nonmedical research and development company producing bacterial preparations for industrial use. Dr. Kinsolving received his Ph.D. in Pharmacology from Emory University
(1970), his Masters degree in Physiology/Chemistry from Vanderbilt University
(1962), and his Bachelor's degree in Chemistry from Tennessee Tech. University
(1957).

      Peter R. Young, Ph.D. has been a Director of CEL-SCI since August 2002. Dr. Young has been a senior executive within the pharmaceutical industry in the United States and Canada for most of his career. Over the last 20 years he has primarily held positions of Chief Executive Officer or Chief Financial Officer and has extensive experience with acquisitions and equity financings. Since

November 2001 Dr. Young has been the President of Agnus Dei, LLC, which acts as a partner in an organization managing immune system clinics which treat patients with diseases such as cancer, multiple sclerosis and hepatitis. Since January 2003 Dr. Young has been the President and Chief Executive Officer of SRL Technology, Inc., a company involved in the development of pharmaceutical (drug) delivery systems. Between 1998 and 2001 Dr. Young was the Chief Financial Officer of Adams Laboratories, Inc. Dr. Young received his Ph.D. in Organic Chemistry from the University of Bristol, England (1969), and his Bachelor's degree in Honors Chemistry, Mathematics and Economics also from the University of Bristol, England (1966).

      CEL-SCI's Board of Directors met fifteen times during the year ending September 30, 2004. All of the Directors attended each of these meetings either in person or by telephone conference call.

      All of CEL-SCI's officers devote substantially all of their time to CEL-SCI's business.

      CEL-SCI has an audit committee and a compensation committee. The members of the audit committee are Alexander G. Esterhazy, Dr. C. Richard Kinsolving and Dr. Peter Young. Dr. Peter Young serves as the audit committee's financial expert. In this capacity, Dr. Young is independent, as that term is defined in the listing standards of the American Stock exchange. CEL-SCI's Audit Committee Charter was filed as an exhibit to the proxy statement pertaining to CEL-SCI's 2003 Annual Shareholders' Meeting. The members of the compensation committee are Maximilian de Clara, Alexander Esterhazy and C. Richard Kinsolving.

      For purposes of electing directors at its annual meeting CEL-SCI does not have a nominating committee or a committee performing similar functions. CEL-SCI's board of directors does not believe a nominating committee is necessary since CEL-SCI's board of directors is small and the board of directors as a whole performs this function. The current nominees to the Board of Directors were selected by a majority vote of CEL-SCI's independent directors.

      CEL-SCI does not have any policy regarding the consideration of director candidates recommended by shareholders since a shareholder has never recommended a nominee to the board of directors. However, CEL-SCI's board of directors will consider candidates recommended by shareholders. To submit a candidate for the board of directors the shareholder should send the name, address and telephone number of the candidate, together with any relevant background or biographical information, to CEL-SCI's Chief Executive Officer, at the address shown on the cover page of this proxy statement. The board has not established any specific qualifications or skills a nominee must meet to serve as a director. Although the board does not have any process for identifying and evaluating director nominees, the board does not believe there would be any differences in the manner in which the board evaluates nominees submitted by shareholders as opposed to nominees submitted by any other person.

      CEL-SCI does not have a policy with regard to board member's attendance at annual meetings. All board members, with the exception of Mr. de Clara, attended the last annual shareholder's meeting held on May 6, 2004.

      Holders of CEL-SCI's common stock can send written communications to CEL-SCI's entire board of directors, or to one or more board members, by addressing the communication to "the Board of Directors" or to one or more directors, specifying the director or directors by name, and sending the communication to CEL-SCI's offices in Vienna, Virginia. Communications addressed to the Board of Directors as whole will be delivered to each board member. Communications addressed to a specific director (or directors) will be delivered to the director (or directors) specified.

      Security holder communications not sent to the board of directors as a whole or to specified board members are not relayed to board members.

      CEL-SCI has adopted a Code of Ethics which is applicable to CEL-SCI's principal executive, financial, and accounting officers and persons performing similar functions. The Code of Ethics is available on CEL-SCI's website located at www.cel-sci.com.

Executive Compensation

      The following table sets forth in summary form the compensation received by (i) the Chief Executive Officer of CEL-SCI and (ii) by each other executive officer of CEL-SCI who received in excess of $100,000 during the fiscal year ended September 30, 2004.


                                                   All
                                                  Other                           Other
                                                  Annual   Restric-               Com-
                                                  Compen-  ted Stock    Options   pensa-
Name and Princi-        Fiscal   Salary   Bonus   sation   Awards       Granted   tion
 pal Position            Year     (1)      (2)     (3)        (4)         (5)      (6)
---------------         ------   ------   -----   ------   --------     -------   ------

Maximilian de Clara,     2004  $363,000      --   $60,165        --      50,000       --
President                2003  $363,000      --   $65,121        --     574,999  $72,600
                         2002  $363,000      --   $46,079   $89,334      75,000       --

Geert R. Kersten,        2004  $366,673           $18,690   $11,296      50,000       --
Chief Executive          2003  $354,087      --   $12,558   $ 9,244   1,890,000  $71,068
Officer and              2002  $346,324      --   $15,044   $10,929     105,000       --
Treasurer

Patricia B. Prichep      2004  $148,942           $ 3,000   $ 7,110      50,000       --
Senior Vice President    2003  $147,904      --   $ 3,000   $ 4,902     580,000       --
of Operations and        2002  $140,464      --   $ 3,000   $ 5,597      90,500       --
Secretary

Eyal Talor, Ph.D.        2004  $192,373           $ 3,000   $ 4,797      50,000       --
Senior Vice President    2003  $191,574      --   $ 3,000   $ 4,950     374,166       --
of Research and          2002  $187,075      --   $ 3,000   $ 5,702      85,000       --
Manufacturing

Daniel Zimmerman, Ph.D,  2004  $147,613           $ 3,000   $ 7,176      50,000       --
Senior Vice President    2003  $147,000      --   $ 3,000   $ 5,005     392,000       --
of Cellular Immunology   2002  $143,583      --   $ 3,000   $ 5,763     91,000        --


(1) The dollar value of base salary (cash and non-cash) received. During the year ended September 30, 2004, $134,398 of the total salaries paid to the persons shown in the table were paid in restricted shares of CEL-SCI's common stock.

      Information concerning the issuance of these restricted shares is shown in the following table:

        Date Shares             Number of             Price
        Were Issued           Shares Issued         Per Share

          10/07/03               133,390              $1.00
          09/15/04                19,511              $0.62

      On each date the amount of compensation satisfied through the issuance of shares was determined by multiplying the number of shares issued by the Price Per Share. The price per share was equal to the closing price of CEL-SCI's common stock on the date prior to the date the shares were issued.

(2)  The dollar value of bonus (cash and non-cash) received.

(3) Any other annual compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property. Amounts in the table represent automobile, parking and other transportation expenses, plus, in the case of Maximilian de Clara and Geert Kersten, director's fees of $8,000 each. During the year ended September 30, 2004, $6,250 of the total Other Annual compensation paid to the persons shown in the table were paid in restricted shares of CEL-SCI's common stock.

(4) During the periods covered by the table, the value of the shares of restricted stock issued as compensation for services to the persons listed in the table. In the case of Mr. de Clara the shares were issued in consideration for past services to CEL-SCI. In the case of all other persons listed in the table, the shares were issued as CEL-SCI's contribution on behalf of the named officer to CEL-SCI's 401(k) retirement plan.

      As of September 30, 2004, the number of shares of CEL-SCI's common stock, owned by the officers included in the table above, and the value of such shares at such date, based upon the market price of CEL-SCI's common stock were:

      Name                          Shares            Value

      Maximilian de Clara        1,180,351        $  672,800
      Geert R. Kersten           2,537,408        $1,446,323
      Patricia B. Prichep          502,164        $  286,233
      Eyal Talor, Ph.D.            408,124        $  232,631
      Daniel Zimmerman, Ph.D.      428,935        $  244,493

      Dividends may be paid on shares of restricted stock owned by CEL-SCI's officers and directors, although CEL-SCI has no plans to pay dividends.

(5) The shares of Common Stock to be received upon the exercise of all stock options granted during the periods covered by the table. Includes certain options issued in connection with CEL-SCI's Salary Reduction Plans as well as certain options purchased from CEL-SCI. See "Options Granted During Fiscal Year Ended September 30, 2004" below.

(6) All other compensation received that CEL-SCI could not properly report in any other column of the table including annual Company contributions or other allocations to vested and unvested defined contribution plans, and the dollar value of any insurance premiums paid by, or on behalf of, CEL-SCI with respect to term life insurance for the benefit of the named executive officer, and the full dollar value of the remainder of the premiums paid by, or on behalf of, CEL-SCI. Amounts in the table for fiscal 2001 represent life insurance premiums. Amounts in the table for fiscal 2003 represent the value of CEL-SCI's common stock issued at below market prices and discussed in (1) above.

Long Term Incentive Plans - Awards in Last Fiscal Year

      None.

Employee Pension, Profit Sharing or Other Retirement Plans

      During 1993 CEL-SCI implemented a defined contribution retirement plan, qualifying under Section 401(k) of the Internal Revenue Code and covering substantially all the Company's employees. Prior to January 1, 1998 CEL-SCI's contribution was equal to the lesser of 3% of each employee's salary, or 50% of the employee's contribution. Effective January 1, 1998 the plan was amended such that the Company's contribution is now made in shares of CEL-SCI's common stock as opposed to cash. Each participant's contribution is matched by CEL-SCI with shares of common stock which have a value equal to 100% of the participant's contribution, not to exceed the lesser of $1,000 or 6% of the participant's total compensation. CEL-SCI's contribution of common stock is valued each quarter based upon the closing price of the Company's common stock. The fiscal 2004 expenses for this plan were $56,158. Other than the 401(k) Plan, CEL-SCI does not have a defined benefit, pension plan, profit sharing or other retirement plan.

Compensation of Directors

      Standard Arrangements. CEL-SCI currently pays its directors $2,000 each per quarter, plus expenses. CEL-SCI has no standard arrangement pursuant to which directors of CEL-SCI are compensated for any services provided as a director or for committee participation or special assignments.

      Other Arrangements. CEL-SCI has from time to time granted options to its outside directors. See Stock Options below for additional information concerning options granted to CEL-SCI's directors.

Employment Contracts.

      In March 2002 CEL-SCI entered into a three-year employment agreement with Mr. de Clara which expires March 31, 2005. The employment agreement provides that CEL-SCI will pay Mr. de Clara an annual salary of $363,000 during the term of the agreement. In the event that there is a material reduction in Mr. de Clara's authority, duties or activities, or in the event there is a change in the control of the Company, then the agreement allows Mr. de Clara to resign from his position at the Company and receive a lump-sum payment from CEL-SCI equal to 18 months salary. For purposes of the employment agreement, a change in the control of CEL-SCI means the sale of more than 50% of the outstanding shares of CEL-SCI's Common Stock, or a change in a majority of CEL-SCI's directors.

      The Employment Agreement will also terminate upon the death of Mr. de Clara, Mr. de Clara's physical or mental disability, the conviction of Mr. de Clara for any crime involving fraud, moral turpitude, or CEL-SCI's property, or a breach of the Employment Agreement by Mr. de Clara. If the Employment Agreement is terminated for any of these reasons, Mr. de Clara, or his legal representatives, as the case may be, will be paid the salary provided by the Employment Agreement through the date of termination.

      Effective September 1, 2003, CEL-SCI entered into a three-year employment agreement with Mr. Kersten. The employment agreement provides that during the term of the employment agreement CEL-SCI will pay Mr. Kersten an annual salary of $370,585. In the event there is a change in the control of CEL-SCI, the agreement allows Mr. Kersten to resign from his position at CEL-SCI and receive a lump-sum payment from CEL-SCI equal to 24 months salary. For purposes of the employment agreement a change in the control of CEL-SCI means: (1) the merger of CEL-SCI with another entity if after such merger the shareholders of CEL-SCI do not own at least 50% of voting capital stock of the surviving corporation; (2) the sale of substantially all of the assets of CEL-SCI; (3) the acquisition by any person of more than 50% of CEL-SCI's common stock; or (4) a change in a majority of CEL-SCI's directors which has not been approved by the incumbent directors.

      The Employment Agreement will also terminate upon the death of Mr. Kersten, Mr. Kersten's physical or mental disability, willful misconduct, an act of fraud against CEL-SCI, or a breach of the Employment Agreement by Mr. Kersten. If the Employment Agreement is terminated for any of these reasons Mr. Kersten, or his legal representatives, as the case may be, will be paid the salary provided by the Employment Agreement through the date of termination.

Compensation Committee Interlocks and Insider Participation

     CEL-SCI has a compensation committee comprised of all of CEL-SCI's directors, with the exception of Mr. Kersten. During the year ended September 30, 2004, Mr. de Clara was the only officer participating in deliberations of CEL-SCI's compensation committee concerning executive officer compensation.

      During the year ended September 30, 2004, no director of CEL-SCI was also an executive officer of another entity, which had an executive officer of CEL-SCI serving as a director of such entity or as a member of the compensation committee of such entity.

Stock Options

      The following tables set forth information concerning the options granted during the fiscal year ended September 30, 2004, to the persons named below, and the fiscal year-end value of all unexercised options (regardless of when granted) held by these persons.

           Options Granted During Fiscal Year Ended September 30, 2004


                                                                           Potential Realizable
                                    % of Total                               Value at Assumed
                                      Options                              Annual Rates of Stock
                                     Granted to    Exercise                 Price Appreciation
                        Options     Employees in   Price Per  Expiration   for Option Term (1)
 Name                   Granted   (#) Fiscal Year  Share        Date        5%            10%
------                  -------   ---------------  ---------  ----------   ----          ----


Maximilian de Clara      50,000         6.49%        $0.61      9/02/14   $15,258       $30,516

Geert R. Kersten         50,000         6.49%        $0.61      9/02/14   $15,258       $30,516

Patricia B. Prichep      50,000         6.49%        $0.61      9/02/14   $15,258       $30,516

Eyal Talor, Ph.D.        50,000         6.49%        $0.61      9/02/14   $15,258       $30,516

Daniel Zimmerman, Ph.D.  50,000         6.49%        $0.61      9/02/14   $15,258       $30,516

John Cipriano           100,000        12.99%        $1.13      3/12/14   $56,530      $113,061
                         20,000         2.60%        $0.61      9/02/14    $6,103       $12,206
                        ------
                       120,000


(1) The potential realizable value of the options shown in the table assuming the market price of CEL-SCI's Common Stock appreciates in value from the date of the grant to the end of the option term at 5% or 10%.

                   Option Exercises and Year-End Option Values

                                                                     Value (in $) of
                                                                       Unexercised
                                                     Number of         In-the-Money
                                                    Unexercised      Options at Fiscal
                         Shares                     Options (3)        Year-End (4)
                     Acquired On     Value          Exercisable/      Exercisable/
Name                 Exercise (1) Realized (2)     Unexercisable     Unexercisable
----                 ------------ ------------     -------------     -----------------

Maximilian de Clara      --          --          741,666 / 458,332   $68,583 / $134,916
Geert R. Kersten         --          --       2,485,000 / 1,345,000  $222,600 / $442,050
Patricia Prichep         --          --          743,168 / 466,832   $75,877 / $139,438


Eyal Talor               --          --          470,556 / 327,776   $51,653 / $91,305
Daniel Zimmerman         --          --          492,335 / 341,665   $54,554 / $95,876
John Cipriano            --          --            -- / 120,000           --  /  --


(1) The number of shares received upon exercise of options during the fiscal year ended September 30, 2004.

(2) With respect to options exercised during CEL-SCI's fiscal year ended September 30, 2004, the dollar value of the difference between the option exercise price and the market value of the option shares purchased on the date of the exercise of the options.

(3) The total number of unexercised options held as of September 30, 2004, separated between those options that were exercisable and those options that were not exercisable.

(4) For all unexercised options held as of September 30, 2004, the market value of the stock underlying those options as of September 30, 2004.

Stock Option and Bonus Plans

      CEL-SCI has Incentive Stock Option Plans, Non-Qualified Stock Option Plans and Stock Bonus Plans. All Stock Option and Bonus Plans have been approved by the stockholders. A summary description of these Plans follows. In some cases these Plans are collectively referred to as the "Plans".

      Incentive Stock Option Plan. The Incentive Stock Option Plans collectively authorize the issuance of up to 5,100,000 shares of CEL-SCI's Common Stock to persons who exercise options granted pursuant to the Plan. Only Company employees may be granted options pursuant to the Incentive Stock Option Plan.

      To be classified as incentive stock options under the Internal Revenue Code, options granted pursuant to the Plans must be exercised prior to the following dates:

      (a) The expiration of three months after the date on which an option holder's employment by CEL-SCI is terminated (except if such termination is due to death or permanent and total disability);

      (b) The expiration of 12 months after the date on which an option holder's employment by CEL-SCI is terminated, if such termination is due to the Employee's permanent and total disability;

      (c) In the event of an option holder's death while in the employ of CEL-SCI, his executors or administrators may exercise, within three months following the date of his death, the option as to any of the shares not previously exercised;

      The total fair market value of the shares of Common Stock (determined at the time of the grant of the option) for which any employee may be granted options which are first exercisable in any calendar year may not exceed $100,000.

      Options may not be exercised until one year following the date of grant. Options granted to an employee then owning more than 10% of the Common Stock of CEL-SCI may not be exercisable by its terms after five years from the date of grant. Any other option granted pursuant to the Plan may not be exercisable by its terms after ten years from the date of grant.

      The purchase price per share of Common Stock purchasable under an option is determined by the Committee but cannot be less than the fair market value of the Common Stock on the date of the grant of the option (or 110% of the fair market value in the case of a person owning more than 10% of CEL-SCI's outstanding shares).

      Non-Qualified Stock Option Plans. The Non-Qualified Stock Option Plans collectively authorize the issuance of up to 8,760,000 shares of CEL-SCI's Common Stock to persons that exercise options granted pursuant to the Plans. CEL-SCI's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plans, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by the Committee but cannot be less than the market price of CEL-SCI's Common Stock on the date the option is granted.

      Stock Bonus Plan. Up to 2,940,000 shares of Common Stock may be granted under the Stock Bonus Plan. Such shares may consist, in whole or in part, of authorized but unissued shares, or treasury shares. Under the Stock Bonus Plan, CEL-SCI's employees, directors, officers, consultants and advisors are eligible to receive a grant of CEL-SCI's shares, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

      Other Information Regarding the Plans. The Plans are administered by CEL-SCI's Compensation Committee ("the Committee"), each member of which is a director of the Company. The members of the Committee were selected by CEL-SCI's Board of Directors and serve for a one-year tenure and until their successors are elected. A member of the Committee may be removed at any time by action of the Board of Directors. Any vacancies which may occur on the Committee will be filled by the Board of Directors. The Committee is vested with the authority to interpret the provisions of the Plans and supervise the administration of the Plans. In addition, the Committee is empowered to select those persons to whom shares or options are to be granted, to determine the number of shares subject to each grant of a stock bonus or an option and to determine when, and upon what conditions, shares or options granted under the Plans will vest or otherwise be subject to forfeiture and cancellation.

      In the discretion of the Committee, any option granted pursuant to the Plans may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. The Committee may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any shares issued pursuant to the Stock Bonus Plan and any options granted pursuant to the Incentive Stock Option Plan or the Non-Qualified Stock Option Plan will be forfeited if the "vesting" schedule established by the Committee administering the Plan at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of CEL-SCI or the period of time a non-employee must provide services to CEL-SCI. At the time an employee ceases working for CEL-SCI (or at the time a non-employee ceases to perform services for CEL-SCI), any shares or options not fully vested will be forfeited and cancelled. At the discretion of the Committee payment for the shares of common stock underlying options may be paid through the delivery of shares of CEL-SCI's common stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of common stock may also be permitted at the discretion of the Committee.

      Options are generally non-transferable except upon death of the option holder. Shares issued pursuant to the Stock Bonus Plan will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Committee when the shares were issued.

      The Board of Directors of CEL-SCI may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner they deem appropriate, provided that such amendment, termination or suspension will not adversely affect rights or obligations with respect to shares or options previously granted. The Board of Directors may not, without shareholder approval: make any amendment which would materially modify the eligibility requirements for the Plans; increase or decrease the total number of shares of common stock which may be issued pursuant to the Plans except in the case of a reclassification of CEL-SCI's capital stock or a consolidation or merger of CEL-SCI; reduce the minimum option price per share; extend the period for granting options; or materially increase in any other way the benefits accruing to employees who are eligible to participate in the Plans.

      Summary. The following sets forth certain information, as of March 1, 2005 concerning the stock options and stock bonuses granted by CEL-SCI. Each option represents the right to purchase one share of CEL-SCI's common stock. The total shares reserved under each Plan does not include the shares authorized by the 2005 Plans which are being submitted to CEL-SCI's shareholders for their approval at the 2005 annual meeting.

                             Total        Shares
                             Shares     Reserved for   Shares       Remaining
                            Reserved    Outstanding   Issued as   Options/Shares
Name of Plan               Under Plans    Options    Stock Bonus   Under Plans
------------               -----------  -----------  -----------  --------------

Incentive Stock Option
  Plans                    5,100,000      3,806,433          N/A     1,165,315

Non-Qualified Stock Option
    Plans                   8,760,000     6,044,529          N/A     1,266,505

Stock Bonus Plans          2,940,000            N/A    1,330,060     1,609,940

      Of the shares issued pursuant to CEL-SCI's Stock Bonus Plans 592,944 shares were issued as part of CEL-SCI's contribution to its 401(k) plan.

      The following table shows the weighted average exercise price of the outstanding options granted pursuant to the Company's Incentive and Non-Qualified Stock Option Plans as of September 30, 2004. The Incentive and Non-Qualified Stock Option Plans in effect on September 30, 2004 were approved by CEL-SCI's shareholders.

                                                           Number of Securities
                            Number                         Remaining Available
                         of Securities                     For Future Issuance
                          to be Issued  Weighted-Average       Under Equity
                        Upon Exercise  Exercise Price of    Compensation Plans,
                        of Outstanding  of Outstanding     Excluding Securities
Plan category               Options        Options       Reflected in Column (a)
--------------------------------------------------------------------------------
                             (a)

Incentive Stock Option
 Plans                     3,833,100         $0.68               1,165,315
Non-Qualified Stock Option
 Plans                     6,899,138         $0.74                 508,231


Compensation Committee

      During the year ending September 30, 2004 CEL-SCI had a Compensation Committee which, was comprised of Maximilian de Clara, Alexander Esterhazy and
C. Richard Kinsolving. During the year ended September 30, 2004 the Compensation Committee did not formerly meet as a separate committee, but rather held its meetings in conjunction with CEL-SCI's Board of Director's meetings.

      During the year ended September 30, 2004, Mr. de Clara was the only officer participating in deliberations of CEL-SCI's compensation committee concerning executive officer compensation. During the year ended September 30, 2004, no director of CEL-SCI was also an executive officer of another entity, which had an executive officer of CEL-SCI serving as a director of such entity or as a member of the compensation committee of such entity.

      The following is the report of the Compensation Committee:

      The key components of CEL-SCI's executive compensation program include annual base salaries and long-term incentive compensation consisting of stock options. It is CEL-SCI's policy to target compensation (i.e., base salary, stock option grants and other benefits) at approximately the median of comparable companies in the biotechnology field. Accordingly, data on compensation practices followed by other companies in the biotechnology industry is considered.

      CEL-SCI's long-term incentive program consists exclusively of periodic grants of stock options with an exercise price equal to the fair market value of CEL-SCI's common stock on the date of grant. To encourage retention, the ability to exercise options granted under the program is subject to vesting restrictions. Decisions made regarding the timing and size of option grants take into account the performance of both CEL-SCI and the employee, "competitive market" practices, and the size of the option grants made in prior years. The weighting of these factors varies and is subjective. Current option holdings are not considered when granting options.

      In March 2002 CEL-SCI entered into a three-year employment agreement with Maximilian de Clara, CEL-SCI's President. The March 2002 employment agreement, which is essentially the same as Mr. de Clara's two prior employment agreements, provides that during the employment term CEL-SCI will pay Mr. de Clara a salary of $363,000. Since the terms of the employment contract established the compensation paid to Mr. de Clara, there was no relationship between CEL-SCI's performance and Mr. de Clara's compensation for the last completed fiscal year.

      Effective August 1, 2003, CEL-SCI entered into a three-year employment agreement with Geert R. Kersten. The employment agreement, which is essentially the same as Mr. Kersten's prior employment agreement, provides that during the term of the agreement CEL-SCI will pay Mr. Kersten an annual salary of $370,585, subject to the minimum annual increases of 5% per year. In renewing Mr. Kersten's employment contract the Compensation Committee considered various factors, including Mr. Kersten's performance in his area of responsibility, Mr. Kersten's experience in his position, and Mr. Kersten's length of service with CEL-SCI. During the fiscal year ending September 30, 2003 the compensation paid to Mr. Kersten was based on his employment contract which became effective on August 1, 2003 and Mr. Kersten's previous employment agreement.

      As explained in Note (1) to the Executive Compensation table, during the year ended September 30, 2004 Mr. de Clara and Mr. Kersten, agreed to accept restricted shares of CEL-SCI's common stock for part of the compensation payable pursuant to their employment contracts.

      During the year ending September 30, 2004, the compensation paid to CEL-SCI's other executive officers was based on a variety of factors, including the performance in the executive's area of responsibility, the executive's individual performance, the executive's experience in his or her role, the executive's length of service with CEL-SCI, the achievement of specific goals established for CEL-SCI and its business, and, in certain instances, to the achievement of individual goals.

      Financial or stockholder value performance comparisons were not used to determine the compensation of CEL-SCI' other executive officers since CEL-SCI's financial performance and stockholder value are influenced to a substantial degree by external factors and as a result comparing the compensation payable to the other executive officers to CEL-SCI's financial or stock price performance can be misleading.

      During the year ended September 30, 2004 CEL-SCI granted options for the purchase of 370,000 shares of CEL-SCI's common stock to CEL-SCI's executive officers. In granting the options to CEL-SCI's executive officers, the Board of Directors considered the same factors which were used to determine the cash compensation paid to such officers.

      During the year ended September 30, 2004 CEL-SCI issued restricted shares of its common stock to the following directors in lieu of director's fees:
Maximilian de Clara (2,000 shares), Geert R. Kersten (2,000 shares), C. Richard Kinsolving (2,000 shares) and Peter Young (2,000 shares). Except as otherwise disclosed in this proxy statement, during the year ended September 30, 2004 CEL-SCI did not issue any shares of its common stock to CEL-SCI's officers or directors in return for services provided to CEL-SCI.

      The foregoing report has been approved by the members of the Compensation
Committee:

                               Maximilian de Clara
                               Alexander Esterhazy
                              C. Richard Kinsolving

Comparison of Five Year Cumulative Total Return Among Cel-Sci Corporation, the Amex Market Value ($U.S. and Foreign) Index, a New Peer Group and an Old Peer Group

      Shown below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on CEL-SCI's common stock with the cumulative total return of the Amex Market Value Index and a Biotechnology peer group for the five fiscal years ending September 30, 2004.

     The members of the New Peer Group used for purposes of the following comparison, and their respective trading symbols, are: Epimmune, Inc. (EPMN), Neoprobe Corp. (NEOP) and Immune Response Corp. (IMUR).

      The members of the Old Peer Group used for purposes of the following comparison, and their respective trading symbols, are: Epimmune, Inc. (EPMN) and Neoprobe Corp. (NEOP). The Old Peer Group was replaced with the New Peer Group since a former member of the Old Peer Group, Antex Biologics, discontinued operations in April 2003.


                                               Cumulative Total Return
                                   ---------------------------------------------
                                    9/99    9/00   9/01   9/02    9/03    9/04

CEL-SCI Corporation                 100    81.05   49.85   6.70  34.60   21.21
Amex Market Value (U.S. and Foreign)100    86.09   99.58 111.10 119.99  149.07
New Peer Group                      100   130.20   35.66  12.70  25.33   16.69
Old Peer Group                      100    98.93   52.48  24.71  62.06   47.17

[OBJECT OMITTED]
* $100 invested on 9/30/99 in stock or index- including reinvestment of dividends. Fiscal year ending September 30.

Audit Committee

      During the year ended September 30, 2004 CEL-SCI had an Audit Committee comprised of Alexander Esterhazy, C. Richard Kinsolving and Peter Young. The members of the Audit Committee are independent as independence is defined by
Section 121(A) of the American Stock Exchange's Listing Standards. The purpose of the Audit Committee is to review and approve the selection of CEL-SCI's auditors, review CEL-SCI's financial statements with CEL-SCI's independent auditors, and review and discuss the independent auditors' management letter relating to CEL-SCI's internal accounting controls. During the fiscal year ended September 30, 2004, the Audit Committee met five times. All members of the Audit Committee attended these meetings.

    The following is the report of the Audit Committee.

(1) The Audit Committee reviewed and discussed CEL-SCI's audited financial statements for the year ended September 30, 2004 with CEL-SCI's management.
(2) The Audit Committee discussed with CEL-SCI's independent auditors the matters required to be discussed by Statement on Accounting Standards
         (SAS) No. 61 "Communications with Audit Committee" as amended by SASs 89 and 90.

(3) The Audit Committee has received the written disclosures and the letter from CEL-SCI's independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and had discussed with CEL-SCI's independent accountants the independent accountants independence; and
(4) Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in CEL-SCI's Annual Report on Form 10-K for the year ended September 30, 2004 for filing with the Securities and Exchange Commission.
(5) During the year ended September 30, 2004 CEL-SCI paid Deloitte & Touche LLP, CEL-SCI's independent auditors, other audit related fees of $91,787 for reviewing various registration statements filed by CEL-SCI during the year. The Audit Committee is of the opinion that these fees are consistent with Deloitte & Touche LLP maintaining its independence from CEL-SCI.

      The foregoing report has been approved by the members of the Audit
Committee:

                             Alexander G. Esterhazy
                              C. Richard Kinsolving
                                   Peter Young

      CEL-SCI's Board of Directors has adopted a written charter for the Audit Committee, a copy of which was filed as an appendix to the proxy statement relating to CEL-SCI's March 31, 2004 annual meeting of shareholders.

PROPOSAL TO ADOPT 2005 INCENTIVE STOCK OPTION PLAN

      Shareholders are being requested to vote on the adoption of CEL-SCI's 2005 Incentive Stock Option Plan. The purpose of the 2005 Incentive Stock Option Plan is to furnish additional compensation and incentives to CEL-SCI's officers and employees.

      The 2005 Incentive Stock Option Plan, if adopted, will authorize the issuance of up to 1,000,000 shares of CEL-SCI's common stock to persons that exercise options granted pursuant to the plan. As of the date of this Proxy Statement CEL-SCI had not granted any options pursuant to this plan.

      Any options under the 2005 Incentive Stock Option Plan must be granted before January 20, 2014. If adopted, the 2005 Incentive Stock Option Plan will function and be administered in the same manner as CEL-SCI's other Incentive Stock Option Plans. The Board of Directors recommends that the shareholders of CEL-SCI approve the adoption of the 2005 Incentive Stock Option Plan.

PROPOSAL TO ADOPT 2005 NON-QUALIFIED STOCK OPTION PLAN

      Shareholders are being requested to vote on the adoption of CEL-SCI's 2005 Non-Qualified Stock Option Plan. CEL-SCI's employees, directors and officers, and consultants or advisors to CEL-SCI are eligible to be granted options pursuant to the 2005 Non-Qualified Plan as may be determined by CEL-SCI's Board of Directors, provided however that bona fide services must be rendered by such consultants or advisors and such services must mot be in connection with the offer or sale of securities in a capital-raising transaction.

      The 2005 Non-Qualified Plan, if adopted, will authorize the issuance of up to 1,000,000 shares of CEL-SCI's common stock to persons that exercise options granted pursuant to the Plan. As of the date of this Proxy Statement CEL-SCI had not granted any options under the 2005 Non-Qualified Plan.

      The 2005 Non-Qualified Plan will function and be administered in the same manner as CEL-SCI's other Non-Qualified Plans. The Board of Directors recommends that the shareholders of CEL-SCI approve the adoption of the 2005 Non-Qualified Plan.

PROPOSAL TO ADOPT 2005 STOCK BONUS PLAN

      Shareholders are being requested to vote on the adoption of CEL-SCI's 2005 Stock Bonus Plan. The purpose of the 2005 Stock Bonus Plan is to furnish additional compensation and incentives to CEL-SCI's officers and employees and to allow CEL-SCI to continue to make contributions to its 401(k) plan with shares of its common stock instead of cash.

      Since 1993 CEL-SCI has maintained a defined contribution retirement plan (also known as a 401(k) Plan) covering substantially all CEL-SCI's employees. Prior to January 1, 1998 CEL-SCI's contribution to the 401(k) Plan was made in cash. Effective January 1, 1998 CEL-SCI's employees approved a change in the plan such that CEL-SCI's contribution is now made in shares of CEL-SCI's common stock as opposed to cash. CEL-SCI's contribution of common stock is made quarterly and is valued based upon the price of CEL-SCI's common stock on the American Stock Exchange. The Board of Directors is of the opinion that contributions to the 401(k) plan with shares of CEL-SCI's common stock serves to further align the shareholder's interest with that of CEL-SCI's employees.

      The 2005 Stock Bonus Plan, if adopted, will authorize the issuance of up to 1,000,000 shares of CEL-SCI's common stock to persons granted stock bonuses pursuant to the plan. As of the date of this Proxy Statement CEL-SCI had not granted any stock bonuses pursuant to the 2005 Stock Bonus Plan.

      The 2005 Stock Bonus Plan will function and be administered in the same manner as CEL-SCI's existing Stock Bonus Plans. The Board of Directors recommends that the shareholders of CEL-SCI approve the adoption of the 2005 Stock Bonus Plans.

PROPOSAL TO AMEND CEL-SCI'S STOCK COMPENSATION PLAN

      During the two years ended December 31, 2004 CEL-SCI issued 3,859,034 shares of its common stock to its officers, directors and employees in payment of $845,617 salaries, fees and other compensation owed to these persons. To conserve cash, CEL-SCI expects that it may continue to offer its officers, directors and employees the opportunity to receive shares of CEL-SCI's common stock in payment of amounts owed by CEL-SCI for services rendered.

      CEL-SCI's common stock trades on the American Stock Exchange. In 2003 the AMEX amended its rules so as to require AMEX listed corporations to obtain shareholder approval for arrangements which permit officers, directors, employees or consultants to receive a listed corporation's shares in payment of compensation.

      To comply with the AMEX requirements in this regard CEL-SCI adopted a Stock Compensation Plan, which was approved by CEL-SCI's shareholders at the May 6, 2004 annual meeting, and which provided that up to 1,000,000 shares of CEL-SCI'S common stock would be available for issuance under the Plan.

      So that CEL-SCI may continue to offer shares of its common stock in payment of compensation owed, CEL-SCI's Board of Directors, subject to shareholder approval, has approved an amendment to the Stock Compensation Plan so that an additional 500,000 shares of restricted common stock would be available for issuance under the Plan. A copy of the amended Plan is attached to this proxy statement. The Board of Directors recommends that the shareholders of CEL-SCI approve the amendment to CEL-SCI's Stock Compensation Plan.

INDEPENDENT PUBLIC ACCOUNTANTS

      On February 9, 2005 Deloitte & Touche LLP ("Deloitte") notified CEL-SCI that it would resign as CEL-SCI's independent registered public accounting firm upon completion of its review of CEL-SCI's interim financial statements for the quarter ended December 31, 2004. On February 14, 2005, Deloitte completed its review and its resignation became effective.

      Deloitte`s reports on CEL-SCI's financial statements for the two most recent fiscal years did not contain an adverse opinion, or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

      During CEL-SCI's two most recent fiscal years and the subsequent interim period through February 14, 2005 there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of such disagreements in connection with its reports.

Accounting Firm Fees

      The fees billed to CEL-SCI by Deloitte & Touche LLP and its affiliates were:

                                                        Year Ended September 30,
                                                           2003           2004
                                                           ----           ----
   Total fees billed for professional services
   rendered for the audit of CEL-SCI's financial
   statements and reviews of the financial statements
   included in CEL-SCI's Forms 10-Q                    $131,049       $131,000

   Financial Information Systems Design and
   Implementation Fees                                       --             --

   All other fees:  *
         Audit Related Fees                            $ 50,027        $91,787
         Other Non-Audit Related Fees                        --             --

* All other fees consist of audit related services for reviewing various registration statements filed with the Securities and Exchange Commission by CEL-SCI during the year.

      CEL-SCI's Board of Directors is of the opinion that the other fees charged by Deloitte & Touche LLP during fiscal 2003 ($50,027) and 2004 ($91,787) were consistent with Deloitte & Touche LLP maintaining its independence from CEL-SCI.

      As of the date of this Proxy Statement, CEL-SCI had not selected a new auditing firm.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

      CEL-SCI's Annual Report on Form 10-K/A for the year ending September 30, 2004 will be sent to any shareholder of CEL-SCI upon request. Requests for a copy of this report should be addressed to the Secretary of CEL-SCI at the address provided on the first page of this proxy statement.

                              SHAREHOLDER PROPOSALS

    Any shareholder proposal which may properly be included in the proxy solicitation material for the annual meeting of shareholders following CEL-SCI's year ending September 30, 2005 must be received by the Secretary of CEL-SCI no later than December 31, 2005.

                                     GENERAL

    The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement, and all other costs in connection with solicitation of proxies will be paid by CEL-SCI including any additional solicitation made by letter, telephone or telegraph. Failure of a quorum to be present at the meeting will necessitate adjournment and will subject CEL-SCI to additional expense. CEL-SCI's annual report, including financial statements for the 2004 fiscal year, is included in this mailing.

    CEL-SCI's Board of Directors does not intend to present and does not have reason to believe that others will present any other items of business at the annual meeting. However, if other matters are properly presented to the meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

    Please complete, sign and return the enclosed proxy promptly. No postage is required if mailed in the United States.

                                                                    PROXY
                               CEL-SCI CORPORATION
           This Proxy is solicited by the Company's Board of Directors

The undersigned stockholder of the Company, acknowledges receipt of the Notice of the Annual Meeting of Stockholders, to be held April 21, 2005, 11:00 A.M. local time, at 4820-C Seton Drive, Baltimore, Maryland 21215 and hereby appoints Maximilian de Clara and Geert R. Kersten with the power of substitution, as Attorneys and Proxies to vote all the shares of the undersigned at said annual meeting of stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorneys and Proxies may do or cause to be done by virtue hereof. The above named Attorneys and Proxies are instructed to vote all of the undersigned's shares as follows:

(1) To elect the directors who shall constitute the Company's Board of Directors for the ensuing year.

     [ ] FOR all nominees listed below          [ ] WITHHOLD AUTHORITY to vote
     (except as marked to the contrary below)     for all nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

Nominees:  Maximilian de Clara   Geert R. Kersten   Alexander G. Esterhazy
                C. Richard Kinsolving        Peter R. Young

(2)  To approve the adoption of the Company's 2005 Incentive Stock Option Plan.

                [ ] FOR              [ ] AGAINST             [ ] ABSTAIN

(3)  To approve the adoption of the Company's  2005  Non-Qualified  Stock Option
     Plan.

                [ ] FOR              [ ] AGAINST             [ ] ABSTAIN

(4)  To approve the adoption of the Company's 2005 Stock Bonus Plan`.

                [ ] FOR              [ ] AGAINST             [ ] ABSTAIN

(5) To amend the Company's Stock Compensation Plan so that an additional 500,000 shares of restricted common stock are issuable under the Plan .

                [ ] FOR              [ ] AGAINST             [ ] ABSTAIN

    To transact such other business as may properly come before the meeting.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DISCRETION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ITEMS 1 THROUGH 5.

                                     Dated this __ day of _____, 2005.


                                     _________________________________
                                                (Signature)


                                     _________________________________
                                                (Signature)

     Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing.

  Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.